Exhibit 10.2

Please Read Carefully. This Release Agreement Includes a Release of Known and Unknown Claims.

RELEASE AGREEMENT

    This Release Agreement (“Release”) is made and entered into by and between L.B. Foster Company (“Foster” or the “Company”) and Robert P. Bauer (“Employee”) (collectively, “Parties”).
RECITALS
    WHEREAS, pursuant to a Retirement Agreement between the Parties dated July 21, 2021 (“Agreement”), Employee will voluntarily retire from the Company effective December 31, 2021, and transition from President and Chief Executive Officer to Senior Advisor from July 21, 2021, through December 31, 2021; and
WHEREAS, pursuant to the Agreement, the Company has agreed to make certain payments to the Employee and to provide him with certain benefits, expressly conditioned upon the execution of this Release.
NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:
1.Consideration. Employee acknowledges that: (i) the payments and benefits set forth in the Agreement constitute full settlement of all his rights under the Agreement, (ii) he has no entitlement under any other plan or program for separation pay or benefits from the Company other than as set forth in the Agreement, and (iii) except as otherwise provided specifically in this Release and the Agreement, the Company does not and will not have any other liability or obligation to him. Employee further acknowledges that, in the absence of his execution of this Release, the payments and benefits specified in the Agreement would not otherwise be due to him.
2.General Release.
(a)In consideration of the separation benefits described in Paragraph 1 of this Release, Employee knowingly and voluntarily releases and forever discharges Foster, its affiliates, subsidiaries, divisions, predecessors, successors and assigns, and all of their current and former employees, attorneys, shareholders, members, officers, directors and agents, and the current and former trustees or administrators of any retirement or

Exhibit 10.2
other benefit plan applicable to their employees or former employees (collectively “Releasees”), jointly and individually, from all claims, charges, demands, liabilities, obligations, promises, controversies, damages, rights, actions and causes of action of whatever nature, kind, or character, whether known and unknown, in law or equity, at common law or under any statute, rule, regulation, order or law, whether federal, state or local, which Employee (and/or Employee’s heirs, executors, or estate administrators) now has, may have or claim to have, or which they may have had any time heretofore or claimed to have had against Releasees as of the date Employee signs this Release. Examples of released claims include, but are not limited to, any alleged violation of:
•The National Labor Relations Act;
•Title VII of the Civil Rights Act of 1964, as amended;
•The Civil Rights Act of 1991;
•Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
•The Employee Retirement Income Security Act of 1974, as amended, including, without limitation, claims under 29 U.S.C. Section 1132(a)(1)-(4) and 29 U.S.C. Section 1132(c);
•The Immigration Reform and Control Act, as amended;
•The Americans with Disabilities Act of 1990, as amended;
•The Age Discrimination in Employment Act of 1967, as amended;
•The Older Workers Benefit Protection Act;
•The Genetic Information Nondiscrimination Act of 2008;
•The Age Discrimination in Employment Act of 1967;
•The Pennsylvania Human Relations Act;
•The Pennsylvania Wage Payment and Collection Law;
•The Allegheny County Human Relations Act, Allegheny County Ord. No. 26-09-OR;
•The Pittsburgh City Code, Chapters 651-659;
•The Occupational Safety and Health Act, as amended;
•The Equal Pay Act of 1963;
•The Sarbanes-Oxley Act of 2002;
•The Dodd-Frank Act;
•Uniformed Services Employment and Reemployment Rights Act;
•The Consolidated Omnibus Budget Reconciliation Act of 1985;
•Any other federal, state or local, or applicable foreign, civil, or human rights law;
•Any federal, state, or local or applicable foreign public policy, contract, tort, or common law;
•Any allegation or claims for damages, surcharge, equitable relieve, costs, fees, or other expenses, including, without limitation, attorney’s fees, incurred in or otherwise in relation in any way to these matters; and
•Any contract, express or implied.

Exhibit 10.2
Employee also releases any claim related to status (perceived or actual) as a whistleblower, and any claim or assertion for recovery of costs, legal fees, or other expenses related in any way whatsoever to the termination of Employee’s employment with Foster or its affiliates.
(b)The Parties intend for this Release to serve as a general release and waiver and includes, but is not limited to, all claims arising under federal, state, or local statutes, ordinances, or common laws, and excludes only those claims that Employee is legally barred from releasing, such as workers' compensation claims or claims for any vested pension benefits. Employee agrees to release and discharge Releasees not only from any and all claims which he could make on his own behalf, but also those which may or could be brought by any person or organization on his behalf, and he specifically waives any right to become, and promises not to become, a member of any class in any proceeding or case in which a claim or claims against Releasees may arise, in whole or in part, from any event which occurred as of the date of this Agreement. Foster advises Employee to seek independent legal counsel if Employee desires clarification on the scope of this general release.
(c)This Release does not preclude Employee from filing a charge or complaint with any appropriate federal, state, or local government agency, including but not limited to, the Equal Employment Opportunity Commission, and/or from cooperating with any such agency in an investigation. Employee, however, waives any right to file a personal lawsuit, and waives any right to accept, recover or receive monetary damages or other relief for the above released claims as a result of any legal proceeding (including through settlement), except in circumstances subject to Rule 21F-17 of the Securities Exchange Act of 1934, as amended. Employee does not waive the right to seek a judicial determination of the validity of Employee’s release of claims arising under the Age Discrimination in Employment Act.
3.Affirmations. By signing below, Employee represents and agrees that Employee was not denied any leave or benefit to which there was legal entitlement, received the correct pay for all hours worked, and has no known workplace injuries or occupational diseases. Employee affirms that Employee has not filed, nor has Employee caused to be filed, nor is Employee presently a party to, any claim, complaint, or action against any of the Releasees in any forum or form. Other than the consideration referred to in Paragraph 1, Employee affirms that Employee has been paid and/or has received all leave (paid or unpaid), compensation, wages, and/or commissions to which Employee may be entitled and that no other leave (paid or unpaid), benefits, compensation, wages, payments, and/or commissions are due to Employee. Employee is not aware of any facts that would support the filing of a claim, charge or other proceeding against any of the Releasees. Employee has no knowledge of any illegal or unethical conduct by any of the Releasees.
4.Non-Admission of Wrongdoing. Employee agrees that this Release is not an admission of wrongdoing by Foster or the Releasees, and the act of offering this Release will not be used as evidence of any liability or unlawful conduct of any kind.
5.Acknowledgements. Employee acknowledges and agrees that:

Exhibit 10.2
(a)Employee may take up to 21 calendar days to consider this Release. By signing below, Employee may knowingly and voluntarily accept the terms of the Release before the 21-day period has expired.
(b)Employee has 7 calendar days to revoke this Release after signing it. To revoke the Release, Employee must deliver, send, fax or email the revocation in writing addressed to Brian H. Kelly, Senior Vice President, Human Resources and Administration, L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220, fax number (412) 928-5691, email BKelly@LBFoster.com. The revocation must be delivered or postmarked within 7 calendar days after Employee signs this Release.
(c)Foster advises Employee to consider carefully the terms of this Release and consult with an attorney of Employee’s choice before signing it.
(d)Any modifications, material or otherwise, made to this Release do not restart or affect in any manner the original 21 calendar day consideration period.
(e)Employee enters into this Release on a knowing and voluntary basis, of his own free will without coercion or duress, with the intent to be legally bound, and with the intent to waive, settle and release all releasable claims Employee has or might have against Foster and its affiliates.
(f)Foster executes this Release and provides the payments and benefits set forth in Paragraph 1 in reliance on Employee’s representations contained in this Release.
IN WITNESS WHEREOF, L. B. Foster Company and Employee knowingly and voluntarily execute this Release Agreement as of the dates below:

L. B. FOSTER COMPANY                    EMPLOYEE

By:
Title: __        Robert P. Bauer

Date:     December 31, 2021                        Date: December 31, 2021

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